Exhibit 4.27

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND Amendment to SECOND AMENDED AND RESTATED Loan and Security Agreement (this “Amendment”) is entered into as of December 1, 2016 by and among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS Acquisition, Inc., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”) (Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group, IS Acquisition and Chicago Tube and Iron, collectively, “Borrowers”), BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (together with its successors and assigns, “Agent”), and Lenders party hereto.

Recitals

A.     Borrowers, Lenders and Agent are party to that certain Second Amended and Restated Loan and Security Agreement, dated as of June 30, 2014 (as such agreement may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have agreed to make certain loans and extend certain other financial accommodations to Borrowers as provided therein. Terms defined in the Loan Agreement, where used in this Amendment, shall have the same meanings in this Amendment as are prescribed by the Loan Agreement.

B.      Borrowers have requested that Lenders amend certain terms of the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of Borrowers by Lenders, it hereby is agreed as follows:

ARTICLE 1

AMENDMENTS TO LOAN AGREEMENT

Section 1.1      Amendments. The Loan Agreement is hereby amended as follows (with the deletions of the stricken text (if any) indicated in the same manner as the following example: ~~stricken text~~ and with the insertions of additional text (if any) indicated in the same manner as the following example: bold and italics text in the cases of amendments that restate or replace provisions, phrases or other text):

(a)     The following new defined term is inserted in Section 1.1 of the Loan Agreement in its appropriate alphabetical order:

Second Amendment Date: December 1, 2016.

(b)     The defined term “Tranche A Revolver Commitment” is amended and restated to read in its entirety as follows:

Tranche A Revolver Commitment: for any Lender, its obligation to make Tranche A Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1 (subject to any increase permitted pursuant to Section 2.1.7 and subject to increase pursuant to the second succeeding sentence), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Tranche A Revolver Commitments” means the aggregate amount of such commitments of all Tranche A Revolver Lenders. As of the Second Amendment Date, Tranche A Revolver Commitments of each Tranche A Revolver Lender that is also a Tranche B Revolver Lender shall be ~~increased~~ reduced automatically and permanently (in an amount, with respect to ~~each~~ such ~~increase~~ reduction and with respect to each such Lender, that is equal to the amount of the substantially contemporaneous reinstatement of ~~reduction in~~ such Lender’s Tranche B Revolver Commitment pursuant to the second ~~third~~ sentence of the definition of the term “Tranche B Revolver Commitments”) such that the amount of the Tranche A Revolver Commitment for each such Lender as of the Second Amendment Date shall be the amount of the Tranche A Revolver Commitment for such Lender shown on Schedule 1.1 ~~in (i) an amount equal to $3,125,000 on June 30, 2015, (ii) an amount equal to $2,430,555.56 on the First Amendment Date, and (iii) equal quarterly amounts, each equal to $2,777,777.78, commencing on December 31, 2015 and continuing on the last Business Day of each calendar quarter thereafter until the aggregate amount of all such increases equals $25,000,000~~.

(c)     The defined term “Tranche B Revolver Commitment” is amended and restated to read in its entirety as follows:

Tranche B Revolver Commitment: for any Lender, its obligation to make Tranche B Revolver Loans up to the maximum principal amount shown on Schedule 1.1 ~~(subject to reduction pursuant to the second succeeding sentence)~~, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Tranche B Revolver Commitments” means the aggregate amount of such commitments of all Tranche B Revolver Lenders. ~~Tranche B Revolver Commitments shall be reduced automatically and permanently (on a Pro Rata basis for each Tranche B Revolver Lender) (a) in (i) an amount equal to $3,125,000 on June 30, 2015, (ii) an amount equal to $2,430,555.56 on the First Amendment Date, and (iii) equal quarterly amounts, each equal to $2,777,777.78, commencing on December 31, 2015 the last Business Day of the calendar quarter in which the first anniversary of the Closing Date occurs, and continuing on the last Business Day of each calendar quarter thereafter until reduced to zero ($0)~~ As of the Second Amendment Date, the Tranche B Revolver Commitments shall be (a) reinstated, for each Lender, to the amount of the Tranche B Revolver Commitment for such Lender shown on Schedule 1.1 and (b) reduced to zero ($0) upon the ~~earlier to occur of (i) the date on which the Tranche B Revolver Commitments shall be reduced in full and (ii) the~~ Tranche B Revolver Termination Date or such earlier date on which the Tranche B Revolver Commitments are terminated in accordance with this Agreement.

(d)     The defined term “Tranche B Revolver Termination Date” is amended and restated to read in its entirety as follows:

Tranche B Revolver Termination Date: ~~third~~ fourth anniversary of the Closing Date.

(d)     The defined term “LIBOR” is amended and restated to read in its entirety as follows:

LIBOR: the per annum rate of interest determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any such comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; provided, further, that in no event shall LIBOR be less than zero.

ARTICLE 2

MISCELLANEOUS

Section 2.1     Conditions to Effectiveness. This Amendment shall become effective on the date upon satisfaction or waiver of the following conditions precedent, as determined by Agent in its sole discretion:

(a)     this Amendment shall have been duly executed and delivered by Agent, each Borrower and each Tranche B Revolver Lender;

(b)     Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders required to be paid pursuant to Section 3.4 of the Loan Agreement; and

(c)     all representations and warranties of Borrowers contained herein shall be true and correct in all respects.

Section 2.2     Representations, Warranties, and Covenants of Borrowers. Each Borrower hereby represents and warrants that as of the date of this Amendment and after giving effect hereto (a) no event has occurred and is continuing which, after giving effect to this Amendment, constitutes a Default or an Event of Default, (b) the representations and warranties of such Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (c) the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of the Loan Agreement, as amended by this Amendment, are within such Borrower’s corporate powers and have been duly authorized by all necessary action, (d) this Amendment and the Loan Agreement, as amended by this Amendment, are legal, valid, and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (e) the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of the Loan Agreement, as amended by this Amendment, do not require the consent of any Person (other than that which has been obtained) and do not contravene the terms of such Borrower’s Organic Documents, any Restrictive Agreement or any other indenture, agreement, or undertaking to which such Borrower is a party or by which such Borrower or any of its property is bound.

Section 2.3     Reference to and Effect on the Loan Agreement. Except as expressly provided herein, the Loan Agreement and all other Loan Documents shall remain unmodified and in full force and effect and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver or forbearance of (a) any right, power, or remedy of Lenders under the Loan Agreement or any of the other Loan Documents or (b) any Default or Event of Default. This Amendment shall constitute a Loan Document.

Section 2.4      Fees, Costs, and Expenses. Subject to and in accordance with Section 3.4 of the Loan Agreement, Borrowers agree to pay on demand all reasonable costs and expenses of Agent in connection with the preparation, negotiation, execution and delivery, and closing of this Amendment and all related documentation, including the fees and out-of-pocket expenses of counsel for Agent with respect thereto.

Section 2.5     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto as separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement. A telecopy, pdf or similar electronic file of any such executed counterpart shall be deemed valid and may be relied upon as an original.

Section 2.6     Effect; Ratification.

(a)     Except as specifically set forth above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document, nor constitute amendment of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(c)     Each Borrower acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Loan Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

Section 2.7     Reaffirmation. Each Borrower hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Amendment, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

Section 2.8     No Oral Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 2.9     GOVERNING LAW. THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

BORROWERS: OLYMPIC STEEL, INC.

By:	/s/ Richard A. Manson
Title:	Treasurer

OLYMPIC STEEL LAFAYETTE, INC.

By:	/s/ Richard A. Manson
Title:	Treasurer

OLYMPIC STEEL MINNEAPOLIS, INC.

By:	/s/ Richard A. Manson
Title:	Treasurer

OLYMPIC STEEL IOWA, INC.

By:	/s/ Richard A. Manson
Title:	Treasurer

OLY STEEL WELDING, INC.

By:	/s/ Richard A. Manson
Title:	Treasurer

OLY STEEL NC, INC.

By:	/s/ Richard A. Manson
Title:	Treasurer

TINSLEY GROUP-PS&W, INC.

By:	/s/ Richard A. Manson
Title:	Treasurer

IS ACQUISITION, INC.

By:	/s/ Richard A. Manson
Title:	Treasurer

CHICAGO TUBE AND IRON COMPANY

By:	/s/ Richard A. Manson
Title:	Secretary

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Thomas H. Herron
Title:	Senior Vice President

COMERICA BANK, as Lender

By:	/s/ Andrew Roy
Title:	Vice President

THE HUNTINGTON NATIONAL BANK, as Lender

By:	/s/ Roger Redder
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Tim Kenealy
Title:	Authorized Signer

KEY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Paul Steiger
Title:	Vice President